Plumas Bancorp Completes Repurchase of TARP Preferred Securities

QUINCY, California, October 28, 2013 – Plumas Bancorp (Nasdaq:PLBC), a bank holding company and the parent company of Plumas Bank, announced that on October 25, 2013, Plumas Bancorp (the “Company”) repurchased the remaining 3,133 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A; liquidation preference of $1,000 per share (the “Preferred Shares”) from a third party private investor.  The Company paid $3,101,670 plus accrued dividends of $30,453. This represents a discount of 1% from the liquidation value of the Preferred Shares.

Funding for this purchase was provided from a promissory note dated October 24, 2013 payable to an unrelated third party.  The note bears interest at the U.S. “Prime Rate” + three-quarters percent per annum and has a term of 18 months.

Commenting on the transaction, President and Chief Executive Officer of Plumas Bancorp and Plumas Bank, Andrew J. Ryback, said, “Several years ago we made the important decision to participate in the Troubled Asset Relief Program (TARP). This government program provided us with additional capital, and this capital was a vital component of our strategy for navigating through the recession. The fact that we are now in a position to pay back our final outstanding TARP balance is a strong indication that we have made significant progress in our return to a position of financial strength.”

He concluded, “We remain focused on building shareholder value and maintaining strong customer relationships that are based on a foundation of trust, integrity and a genuine desire to help our clients become more successful financially.”

Founded in 1980, Plumas Bank is a locally owned and managed full-service community bank based in Northeastern California. The Bank operates eleven branches located in the counties of Plumas, Lassen, Placer, Nevada, Modoc and Shasta. Plumas Bank offers a wide range of financial and investment services to consumers and businesses and has received nationwide Preferred Lender status with the United States Small Business Administration. For more information on Plumas Bancorp and Plumas Bank, please visit our website at www.plumasbank.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Plumas Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; loss of key personnel; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.
In addition, discussions about risks and uncertainties are set forth from time to time in the Company’s publicly available Securities and Exchange Commission filings. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Contact: Elizabeth Kuipers
Vice President, Marketing Manager & Investor Relations Officer
Plumas Bank
35 S. Lindan Ave.
Quincy, CA 95971
530.283.7305 ext.8912
investorrelations@plumasbank.com